UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/21/2014

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On October 21, 2014 the Compensation Committee of the Board of Directors (the "Compensation Committee") of NewMarket Corporation (the "Company") approved grants of restricted stock awards to the Company's named executive officers as set forth below. The awards will be granted on November 14, 2014 (the "Award Date") pursuant to the Company's 2014 Incentive Compensation and Stock Plan (the "2014 Compensation Plan").

Officer                              Number of shares of Common Stock

Robert A. Shama                              270
Thomas E. Gottwald                        270
Bruce R. Hazelgrove, III                  270
Steven M. Edmonds                         135

    The stock underlying each of the awards listed above will vest on the third anniversary of the Award Date, provided the executive officer is employed by the Company through such date. The Company will also retain and withhold shares of stock from each award to satisfy minimum statutory tax obligations for each executive officer.

    The Compensation Committee also approved a stock unit award to David A. Fiorenza representing 40 shares of common stock. The award will be granted on the Grant Date pursuant to the 2014 Compensation Plan. This award will vest on February 28, 2015 and will be settled in cash. The Award Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

    Additionally, the Compensation Committee approved a second grant of restricted stock award to Mr. Shama of 1,335 shares of common stock. The award will be granted on the Grant Date pursuant to the 2014 Compensation Plan. This stock award will vest on the fifth anniversary of the Award Date, provided that Mr. Shama is employed by the Company through such date. The Company will also retain and withhold shares of stock from this award to satisfy minimum statutory tax obligations for Mr. Shama. The Award Agreement related to this restricted stock award is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
        99.1        Stock Unit Award Agreement with David A. Fiorenza
       99.2        Restricted Stock Award Agreement with Robert A. Shama

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: October 27, 2014	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Stock Unit Award Agreement with David A. Fiorenza
EX-99.2	Restricted Stock Award Agreement with Robert A. Shama